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                                                                    Exhibit 99.4

                            BLOCK COMMUNICATIONS INC.

            INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER OF

             UNREGISTERED 9 1/4% SENIOR SUBORDINATED NOTES DUE 2009 ($175,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING ISSUED APRIL 18, 2002)

                              --------------------



To Registered Holder:

         The undersigned hereby acknowledges receipt of the Prospectus dated
       , 2002 (the "Prospectus") of Block Communications, Inc. ("Block") and the related Letter of Transmittal, that together constitute the offer of Block (the "Exchange Offer") to exchange up to $175,000,000 aggregate principal amount of its 9 1/4% Senior Subordinated Notes due 2009 which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "exchange notes"), for any and all of the $175,000,000 aggregate principal amount of its outstanding unregistered 9 1/4% Senior Subordinated Notes due 2009 (the "old notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the old notes held by you for the account of the undersigned.

         The aggregate face amount of the old notes held by you for the account of the undersigned is (fill in amount):

                  /   /   $_______ of 9 1/4% Senior Subordinated Notes due 2009.


         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

                  / / TO TENDER the following old notes held by you for the account of the undersigned (insert principal amount of old notes to be tendered (if any)):

                  /   /   $_______ of 9 1/4% Senior Subordinated Notes due 2009.


                  /   /   NOT to TENDER any old notes held by you for
the account of the undersigned.

         If the undersigned instructs you to tender old notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

- the exchange notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the undersigned;

- neither the undersigned nor any other recipient of the exchange notes (if different than the undersigned) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the old notes or exchange notes;

- neither the undersigned nor any other recipient is an "affiliate" of Block within the meaning of Rule 405 promulgated under the Securities Act;
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-        if the undersigned is a broker-dealer, it has not entered into any arrangement or understanding with Block or any "affiliate" of Block within the meaning of Rule 405 promulgated under the Securities Act to distribute the exchange notes;

- if the undersigned is a broker-dealer, the undersigned further represents and warrants that the undersigned broker-dealer will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, and the undersigned will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange notes received in the Exchange Offer.

         By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

         By its acceptance of the Exchange Offer, any broker-dealer that receives Exchange Notes pursuant to the Exchange Offer agrees to notify Block in writing before using the Prospectus in connection with the resale or transfer of Exchange Notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from Block of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus to make the statements in the Prospectus not misleading or which may impose upon Block disclosure obligations that may have a material adverse effect on Block, which notice Block agrees to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the Prospectus until Block has notified the undersigned that delivery of the Prospectus may resume and has furnished to the broker-dealer copies of any amendment or supplement to the Prospectus. Block has agreed in the registration rights agreement that for a period of 180 days after the effective date of the registration statement of which the Prospectus is a part Block will make the Prospectus, as amended or supplemented, available to any broker-dealer who requests it in writing for use in connection with any such resale.

                                    SIGN HERE

Name of beneficial owner(s) (please print):____________________________________

Name of beneficial owner(s) (please print):_____________________________________

Signature(s)___________________________________________________________________

Address:_______________________________________________________________________

Telephone Number:______________________________________________________________

Taxpayer Identification or Social Security Number:_____________________________

Date: _________________________________________________________________________

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